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                                                                  EXHIBIT (j)(i)

CONSENT OF INDEPENDENT AUDITORS

Old Westbury Funds, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 15 to Registration Statement No. 33-66528 of our report dated December 20, 2000, appearing in the Annual Report to Shareholders for the year ended October 31, 2000, and to the reference to us under the captions "Counsel and Independent Public Accountants" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
February 19, 2001